Exhibit 99.(d)(3)

FIRST EAGLE FUNDS

(FIRST EAGLE HIGH INCOME FUND (TO BE RENAMED FIRST EAGLE HIGH YIELD MUNICIPAL FUND)

1345 Avenue of the Americas
New York, New York 10105

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement, is entered into as of October 12, 2023 by and between FIRST EAGLE FUNDS, a Delaware statutory trust (the “Trust”) with respect to FIRST EAGLE HIGH INCOME FUND (to be renamed First Eagle High Yield Municipal Fund, a series of the Trust and referred to herein as the “Fund”), and FIRST EAGLE INVESTMENT MANAGEMENT, LLC, a registered investment adviser organized under the laws of the State of Delaware (the “Adviser”).

WITNESSETH:

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Fund is a separate portfolio and series of shares of the Trust with assets and liabilities thereof limited to such portfolio under the terms set out in Article III of the Trust’s Agreement and Declaration of Trust;

WHEREAS, the Fund and the Adviser are parties to Investment Advisory Agreements entered into as of December 1, 2015 and as of July 1, 2021 (the “Prior Agreements”);

WHEREAS, the parties wish to enter into a new investment advisory agreement, effective upon the registration statement of the Fund (expected on or about December 30, 2023), reflecting the revised name of the Fund but otherwise substantially identical to the terms of the Prior Agreements, and act under such agreement;

WHEREAS, there is a separate fee waiver agreement by and between the Trust with respect to the Fund and the Adviser dated as of November 1, 2023 included as Appendix A herein and such fee waiver is understood to continue by its terms without interruption through April 30, 2024;

NOW, THEREFORE, the parties agree as follows:

1. The Trust hereby appoints the Adviser to act as investment adviser to the Fund, for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

2. Subject to the supervision of the Board of Trustees of the Trust (the “Board of Trustees”), the Adviser shall manage the investment operations of the Fund and the composition of the Fund’s portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objective, policies and restrictions as stated in the Prospectus and Statement of Additional Information of the Fund and subject to the following understandings:

(a) The Adviser shall provide supervision of the Fund’s investments and determine from time to time what investments, securities or commodity futures contracts and options thereon (“futures”) will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested.

(b) The Adviser shall use its best judgment in the performance of its duties under this Agreement.

(c) The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Agreement and Declaration of Trust, the Prospectus and Statement of Additional Information of the Fund and with the instructions and directions of the Board of Trustees and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

(d) The Adviser shall determine the investments, securities and futures to be purchased or sold by the Fund and will place orders pursuant to its determinations with or through such persons, brokers, dealers or futures commission merchants (which may include affiliates of the Adviser) in conformity with the policy with respect to brokerage as set forth in the Fund’s Prospectus and Statement of Additional Information or as the Board of Trustees may direct from time to time. In providing the Fund with investment management, it is recognized that the Adviser will give primary consideration to securing most favorable prices and efficient executions. Consistent with this policy, the Adviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser may be a party. It is understood that neither the Fund nor the Adviser has adopted a formula for allocation of the Fund’s investment business. It is also understood that it is desirable for the Fund that the Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers or futures commission merchants on the basis of seeking the most favorable prices and efficient executions. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities or futures for the Fund with such brokers or futures commission merchants, subject to review by the Board of Trustees, from time to time, with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers or futures commission merchants may be useful to the Adviser in connection with its services to other clients.

On occasions when the Adviser deems the purchase or sale of a security or a futures contract to be in the best interest of the Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contract to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contract so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

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(e) The Adviser shall maintain all books and records with respect to the Fund’s portfolio transactions that the Fund is required to keep under Rule 31a-1 under the 1940 Act.

(f) The Adviser shall provide the Fund on each business day with information relating to all transactions concerning the Fund’s assets.

(g) The investment management services provided by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

(h) Nothing herein shall prohibit the Board of Trustees from approving the payment by the Trust of additional compensation to others for consulting services, supplemental research and security and economic analysis.

3. The Fund has delivered (or will deliver the same as soon as available) to the Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

(a) Certified resolutions of the Board of Trustees authorizing the appointment of the Adviser and approving the form of this Agreement;

(b) The Registration Statement under the 1940 Act, as amended, on Form N-1A (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) relating to the Fund and all amendments thereto;

(c) The Fund’s Notification of Registration of under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

(d) Prospectus and Statement of Additional Information of the Fund (such Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented, from time to time, being herein called the “Prospectus”).

4. The Adviser shall authorize and permit any of its directors, officers and employees who may be elected as directors or officers of the Fund to serve in the capacities in which they are elected. Services to be furnished by the Adviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

5. The Adviser shall keep the Fund’s books and records required to be maintained by it pursuant to paragraph 2 hereof. The Adviser agrees that all records which it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any of such records upon the Fund’s request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Adviser pursuant to paragraph 2 hereof.

6. (a) For the services provided pursuant to this Agreement by the Adviser, the Fund will pay monthly an investment management fee at the annual rate of 0.45% of the average daily net assets of the Fund. Net assets of the Fund shall be computed on such days and at such time or times as described in the Fund’s then-current Prospectus and Statement of Additional Information. Upon any termination of this Agreement before the end of any month, the fee for

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such part of a month shall be prorated and shall be payable upon the date of termination of this Agreement.

(b) The Adviser will provide investment, advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work. (In this regard, and notwithstanding anything in this Agreement to the contrary, it is understood that this Agreement does not obligate the Adviser to pay for the maintenance of the Trust’s general ledger and securities cost ledger or for daily pricing of the Trust’s securities.) The Adviser will not be required hereunder to pay any expenses of the Trust other than those above enumerated in this paragraph 6(b). In particular, but without limiting the generality of the foregoing, the Adviser will not be required to pay hereunder: brokers’ commissions; legal or auditing expenses of the Trust or related to investments and assets of the Trust; taxes or governmental fees; any direct expenses of issue, sale, underwriting, distribution, redemption or repurchase of the Trust’s securities; the expenses of registering or qualifying securities for sale; the cost of preparing and distributing reports and notices to stockholders; the fees or disbursements of dividend, disbursing, shareholder, transfer or other agent; or the fees or disbursements of custodians of the Trust’s assets. For the avoidance of doubt, any service required by the Trust that is not a responsibility of the Adviser hereunder may be separately contracted with the Adviser and its affiliates, in which case the Adviser or such affiliate will be separately compensated.

7. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

8. This Agreement shall continue from year to year, but only so long as such year to year continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting interests (as defined in the 1940 Act) of the Fund, or by the Adviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) by the Adviser.

9. Nothing in this Agreement shall limit or restrict the right of any of the Adviser’s directors, officers, or employees who may also be a director, officer or employee of the Fund to engage in any other business or to devote time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Adviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

10. Except as otherwise provided herein or authorized by the Board of Trustees, from time to time, the Adviser shall for all purposes herein be deemed to be an independent contractor and

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shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

11. During the term of this Agreement, the Fund agrees to furnish the Adviser at its principal office all prospectuses, proxy statements, reports to Shareholders, sales literature, or other material prepared for distribution to Shareholders of the Fund or the public, which refer to the Adviser in any way, prior to use thereof and not to use such material if the Adviser reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Fund will continue to furnish to the Adviser copies of any of the above-mentioned materials which refer in any way to the Adviser. Sales literature may be furnished to the Adviser hereunder by first class or overnight mail, facsimile transmission equipment or hand delivery. The Fund shall furnish or otherwise make available to the Adviser such other information relating to the business affairs of the Fund as the Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

12. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof. This Agreement may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act.

13. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Adviser at 1345 Avenue of the Americas, New York, NY 10105, Attention: General Counsel; or (2) to the Fund at 1345 Avenue of the Americas, New York, NY 10105, Attention: Secretary.

14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

15. The Fund may use the name “First Eagle” in connection with the name of the Fund or any variant thereof, only for so long as this Agreement or any extension, renewal or amendment hereof remain in effect, including any similar agreement with any organization which shall have succeeded to the Adviser’s business as investment adviser, or the Distribution and Services Agreement between the Fund and FEF Distributors, LLC (the “Distributor”) or any extension, renewal or amendment thereof, remains in effect, including any similar agreement with any organization which shall have succeeded to the Distributor’s business as distributor. At such time as such Agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by, managed by or otherwise connected with the Adviser, the Distributor or any organization which shall have so succeeded to such businesses. In no event shall the Fund use the names “First Eagle Investment Management,” or any variant thereof if the Adviser’s or Distributor’s functions are transferred or assigned to a company of which First Eagle Holdings, Inc. does not have control. In the event that such Agreement shall no longer be in effect or the Adviser’s or Distributor’s functions are transferred or assigned to a company of which First Eagle Holdings, Inc. does not have control, the Fund shall use its best efforts to legally change its name by filing the required documentation with appropriate state and federal agencies.

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16. If any occasion should arise in which the Adviser gives any advice to its clients concerning the shares of the Trust, the Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Trust except to the extent that the Adviser is acting as principal underwriter of the Shares of the Funds. In connection with purchases or sales of portfolio securities for the account of a Fund, neither the Adviser nor any of its Trustees, officers or employees will act as a principal.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

FIRST EAGLE FUNDS

By:

Name: SHEELYN MICHAEL

Title: Secretary

FIRST EAGLE INVESTMENT MANAGEMENT, LLC

By:

Name: MEHDI MAHMUD

Title: President and CEO
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Appendix A

FEE WAIVER AGREEMENT

(First Eagle High Income Fund (to be renamed First Eagle High Yield Municipal Fund))

This AGREEMENT, made as of this 1st day of November, 2023, between First Eagle Funds (the “Trust”), on behalf of its series of shares designated as the First Eagle High Income Fund (to be renamed First Eagle High Yield Municipal Fund) (“High Yield Municipal Fund”), and First Eagle Investment Management, LLC (“FEIM”).

WHEREAS, the Trust and FEIM have entered into one or more Investment Advisory Agreements (each, an “Advisory Agreement”); and

WHEREAS, FEIM desires to waive certain investment advisory fees described in the applicable Advisory Agreement for the High Yield Municipal Fund.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Trust and FEIM agree as follows:

1. For the period commencing as of November 1, 2023 through April 30, 2024, FEIM agrees to waive investment advisory fees payable to FEIM pursuant to the applicable Advisory Agreement so as to reduce said fees from an annual rate of 0.45% of average daily net assets to an annual rate of 0.00% of average daily net assets.

2. FEIM understands and intends that the Trust will rely on this agreement in accruing the expenses of the High Yield Municipal Fund for purposes of calculating net asset value and otherwise, and expressly permits the Trust to do so.

3. Nothing in this Agreement shall be construed as preventing FEIM from voluntarily limiting, waiving or reimbursing expenses outside the contours of this Agreement; nor shall anything herein be construed as requiring that FEIM limit, waive or reimburse any expenses incurred after April 30, 2024 or otherwise outside the term of the waiver specifically contemplated hereby.

4. This Amended and Restated Agreement shall be governed by applicable federal laws, rules and regulations and the laws of the State of New York without regard to the conflicts of law provisions thereof; provided, however that nothing herein shall be construed as being inconsistent with applicable federal law. Where the effect of a requirement of applicable federal law reflected in any provision of this Amended and Restated Agreement is altered by a new or changed rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

5. Any amendment to or extension of this Amended and Restated Agreement shall be in writing signed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

FIRST EAGLE FUNDS		FIRST EAGLE INVESTMENT MANAGEMENT, LLC

By:		By:
Name:	Sheelyn Michael	Name:	Mehdi Mahmud
Title:	Secretary	Title:	President and CEO